Exhibit 99.1

COMPANY RISK FACTORS

Our prior period financial statements are subject to restatement.

We have identified items that may require adjustments to our financial statements for periods up to and including September 30, 2004, which we refer to below as our prior period financial statements. We have not completed our review of the matters that may require restatement, and as that process continues new information will come to light. For more information on the potential restatement, see our current report on Form 8-K dated March 31, 2005 filed with the SEC on April 5, 2005 (the “April 5, 2005 Form 8-K”). Restatements of our prior period financial statements may cause us to become subject to regulatory action or civil litigation which could require us to pay fines or other penalties or damages and have an adverse effect on our business, results of operations, financial condition and liquidity. We could also become subject to further ratings downgrades and negative publicity and may lose or fail to attract and retain key clients, employees and management personnel as a result of these matters.

We have not provided recent financial information.

Investors must evaluate whether to buy, hold or sell our securities in light of the lack of recent financial information about us. We have not filed with the Securities and Exchange Commission (the “SEC”) our 2004 annual report on Form 10-K or our quarterly report on Form 10-Q for the first quarter of 2005. We will also be unable to timely file with the SEC our quarterly report on Form 10-Q for the second quarter of 2005. We expect to make our delinquent filings and become current in our reporting obligations on or about September 30, 2005, but extensive work remains to be done, so we cannot provide assurances that we will do so.

Until we file our delinquent reports and resume timely reporting, there will be limited public information available concerning our recent results of operations and our current financial condition. Our most recent available financial statements are as of September 30, 2004 and for the three-month and nine-month periods then ended, but those financial statements may be subject to restatement, and in any case they are not indicative of our recent results of operations or our current financial condition. The preliminary unaudited financial information for the full year 2004 that we have disclosed is very limited and is also subject to change. The absence of more recent financial information may have a number of adverse effects on us and our securities, which we cannot now predict. Any investment in our securities involves a high degree of risk because of the absence of recent financial information.

If we do not become current in our reporting obligation by September 30, 2005, the consequences to us could be severe.

We have extensive work remaining to be done to prepare and file our delinquent financial statements. There can be no assurance that we will be able to meet our goal of becoming current in our financial reporting by September 30, 2005. If we do not do so, there will be serious adverse consequences, including the exercise of creditor remedies. These developments, and the effect on our actual or perceived liquidity and credit standing, could have material adverse effects on our financial condition and further adverse affects on our business or our liquidity that we cannot predict.

We will be in default under the indentures governing our debt securities.

If we do not make the appropriate filings by September 30, 2005, we will be in default under the indentures governing our debt securities. In that event, the trustee or the holders of at least 25% of the outstanding principal amount of the securities of any series may provide us with a notice of default with respect to that series. If we fail to cure the default within 60 days after receipt of that notice of default, then the trustee or the holders of at least 25% of the outstanding principal amount of the securities of that series will have the right to accelerate the maturity of that series. An acceleration of our indebtedness having an outstanding principal amount greater than $20 million would, following a stated notice and cure period, permit acceleration under the cross-acceleration provisions of the indentures governing our other debt securities. If such an acceleration were to occur, we might be unable to refinance our securities, whether through the capital markets or otherwise, on commercially reasonable terms, or at all, and if we could not refinance the securities, we might be unable to meet our payment obligations unless we engage in an extraordinary transaction, including an asset sale, and any such transaction might have a significant adverse affect on our business. Even if the remedies under the indentures are not exercised, a default may require us to re-classify our long-term debt as short-term. In addition, if we are in default under any of our indebtedness having an outstanding principal amount greater than $10 million, then the Credit Agreements described below could be terminated and any outstanding indebtedness under such agreements could be accelerated.

We will lose access to our principal bank credit facilities.

We have two major credit facilities at the holding company level. These are a three-year credit agreement, dated as of May 10, 2004, as amended as of September 29, 2004, March 31, 2005 and June 22, 2005 (the “Three-Year Credit Agreement”) and a 364-day credit agreement, dated as of May 10, 2004, as amended as of September 29, 2004, March 31, 2005 and June 22, 2005 (the “364-Day Credit Agreement” and, together with the Three-Year Credit Agreement, the “Credit Agreements”). Under the Three-Year Credit Agreement, we may borrow up to $450 million, of which $200 million is also available for the issuance of letters of credit. Amounts drawn under the Three-Year Credit Agreement (including any advances made to cover draws under a letter of credit issued by the lenders under the Three-Year Credit Agreement) are repayable on May 9, 2007. Under the 364-Day Credit Agreement, we may borrow up to $250 million. Amounts drawn under the 364-Day Credit Agreement are repayable on September 30, 2005.

At present, we have no outstanding principal amounts under either Credit Agreement, and we do not currently expect to draw under either Credit Agreement. A total of approximately $165 million in letters of credit is outstanding under the Three-Year Credit Agreement, no amount of which has been drawn upon by a beneficiary.

The Credit Agreements require us to deliver annual audited financial statements and unaudited quarterly financial statements to the lenders. The lenders have waived until September 30, 2005, the event of default under the Credit Agreements resulting from a delay in delivering our financial statements, with respect to audited financial statements for 2004 and unaudited financial statements for the first and second quarters of 2005. Events of default that could result from a restatement of our prior period financial statements have also been waived, except for restatements resulting from intentional misstatements that have a material negative impact on our financial condition.

We plan to negotiate with lenders so as to be able, by September 30, 2005, to replace the 364-Day Credit Agreement with one or more new syndicated credit agreements and to amend or replace the Three-Year Credit Agreement. If, however, we do not deliver our financial statements as required under the Credit Agreements by September 30, 2005, the 364-Day Credit Agreement will expire, and we will be unable to borrow or obtain additional letters of credit under the Three-Year Credit Agreement. The lenders under the Three-Year Credit Agreement will also have the right to terminate that Credit Agreement, accelerate any outstanding principal and require us to provide a cash deposit in an amount equal to the total outstanding amount of outstanding letters of credit, which is currently approximately $165 million. The same consequences could also result if restatements of our prior period financial statements result from intentional misstatements that have a material negative impact on our financial condition.

We may also lose access to other financing and face credit rating downgrades.

Other possible consequences of failing to meet the September 30, 2005 filing date might include reduced availability of advances under uncommitted credit lines, which we use for working capital needs in some of our operations outside the United States. This would require us to provide funding directly to some overseas operations. Our credit ratings could also be downgraded. See “Downgrades of our ratings could adversely affect us.”

Certain consequences of our reporting situation under the federal securities laws may adversely affect our financial condition and results of operations, including our ability to raise capital.

Our failure to meet the reporting requirements of the federal securities laws affects our ability to access the capital markets. We are unable to make any registered offering of securities until we can present audited 2004 financial statements and applicable unaudited interim financial statements. We are also ineligible to use “short-

form” registration (registration that allows us to incorporate by reference our Form 10-K, Form 10-Q and other SEC reports into our registration statements) or, for most purposes, shelf registration until twelve complete months have passed after the date that we file all our delinquent periodic reports, including the 2004 annual report on Form 10-K and any quarterly reports on Form 10-Q that have not been timely filed.

We are also ineligible to use Form S-8 until we have prepared and filed all of our delinquent periodic reports. We use Form S-8 to register grants of equity compensation to our employees, including grants in the form of options and restricted stock. The unavailability of Form S-8 reduces our flexibility in granting options and restricted stock to some employees.

Until we are current in our reporting, a holder of restricted securities within the meaning of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), will be unable to sell such securities in reliance on Rule 144, unless such holder has held such securities for at least two years and is not our “affiliate” for purposes of the U.S. securities laws.

In order to solicit proxies for our annual meeting, we are required to send a proxy statement that is accompanied or preceded by an annual report that includes audited 2004 financial statements. Until we can provide audited 2004 financial statements, we are unable to distribute our proxy report or set a date for our annual meeting.

Because we are late in making our SEC filings, we are not in compliance with the continued listing requirements of the New York Stock Exchange, or NYSE. Under the rules of the NYSE, a continuing failure to comply with these requirements would result in the commencement of delisting proceedings after December 31, 2005, or after an additional three-month trading period at the NYSE’s discretion. The NYSE also has broad power to commence delisting proceedings for violations of its rules and may do so at any time.

We have numerous material weaknesses in our internal control over financial reporting.

As required by Section 404 of the Sarbanes-Oxley Act of 2002, management has been conducting an assessment of our internal control over financial reporting. As defined under the rules implementing Section 404, internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”). To evaluate the effectiveness of our internal control over financial reporting, management uses the criteria described in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

In a report on Form 8-K dated March 17, 2005 (filed with the SEC on March 17, 2005), we provided a detailed description of the material weaknesses in our internal control over financial reporting that we had identified at that time. Each of our material weaknesses results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Consequently, as discussed in our reports on Form 8-K dated March 17, 2005 and June 28, 2005, we must perform extensive additional work to obtain reasonable assurance regarding the reliability of our financial statements. Based on the material weaknesses we have identified, we expect to conclude that our internal control over financial reporting was not effective as of December 31, 2004. It is possible that we will identify additional material weaknesses as we complete our assessment.

We have extensive work remaining to remedy the material weaknesses in our internal control over financial reporting.

We are in the process of developing and implementing remedial measures to address the material weaknesses in our internal control over financial reporting. However, because of our decentralized structure and our many disparate accounting systems of varying quality and sophistication, we have extensive work remaining to remedy these material weaknesses. We have yet to develop a full work plan for remedying the identified material weaknesses, and there can be no assurance as to when the remediation plan will be developed and when it will be implemented. Until our remedial efforts are completed, we will continue to incur the expenses and management burdens associated with the manual procedures and additional resources required to prepare our consolidated financial statements. There will also continue to be a substantial risk, even after we file our delinquent reports, that we will be unable to make future SEC filings on time.

We expect our annual report on Form 10-K for 2004 to include a report from management that will conclude our internal control over financial reporting was not effective and a report from our auditor that will disclaim an opinion on management’s assessment and on the effectiveness of our internal control over financial reporting.

As we have previously disclosed, when we file our 2004 annual report on Form 10-K, it will include our report on internal control over financial reporting stating that at December 31, 2004, our internal control over financial reporting was not effective and disclosing the material weaknesses we have identified in our internal control over financial reporting. Management will, however, be unable to determine whether the elements of internal control over financial reporting related directly to preparing the annual financial statements for external purposes, as well as the processes related to income taxes, were operating effectively as of December 31, 2004, as a result of extensive modification of the system in place at year-end which can no longer be observed or assessed.

We continue to expect that our 2004 annual report on Form 10-K will also include a report of PricewaterhouseCoopers LLP, our independent registered public accounting firm, on our internal control over financial reporting that will disclaim an opinion on management’s assessment and on the effectiveness of our internal control over financial reporting. We are not in a position to determine the consequences of such a disclaimer, and we cannot assure you that the consequences would not be serious for the Company.

The SEC staff may take the position that, as a result of these reports, our annual report does not comply with the requirements of the SEC’s rules, and in that event, the consequences of late filing under the federal securities laws described above may persist until we file an annual report or amended annual report containing an audit report on internal control over financial reporting that does not disclaim an opinion (and, with respect to eligibility to use “short-form” registration, for 12 months thereafter). Also in that event, the NYSE might take the position that we continue to be in violation of its rules requiring that we provide an annual report to the NYSE and to shareholders and accordingly we would potentially be subject to delisting proceedings.

We face increased costs of complying with the internal control reporting requirements adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

As described in our report on Form 8-K filed with the SEC on June 28, 2005, we have extensive work remaining to remedy the material weaknesses in our internal control over financial reporting. We expect that this work will extend into the 2006 fiscal year and possibly beyond to remediate the material weaknesses we have identified. These matters require a large and growing amount of management time and external resources. The costs of these efforts are very significant. They have had a substantial adverse impact on the Company’s financial performance and we expect that they will continue to do so in future periods.

Ongoing SEC investigations regarding our accounting restatements could adversely affect us.

Following our announcement in August 2002 of the restatement of our financial results for the periods from 1997 to June 2002, the SEC informed us that it was conducting an informal inquiry into the matters surrounding the restatement. In January 2003, the SEC informed us that that it had issued a formal order of investigation with respect to these matters. The scope of the investigation, including subpoenas requesting documents, has expanded to cover the potential restatement items identified in the April 5, 2005 Form 8-K. While we are cooperating fully with the investigation, adverse developments in connection with the investigation, including any expansion of the scope of the investigation, could negatively impact us and could divert the efforts and attention of our management team from our ordinary business operations. In connection with any SEC investigation, it is possible that we will be required to pay fines, consent to injunctions on future conduct or suffer other penalties, any of which could have a material adverse effect on us.

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As an advertising and marketing company, our revenues are highly susceptible to declines as a result of unfavorable economic conditions.

Our revenue performance is affected by economic trends. Downturns often more severely affect the advertising and marketing services industry than other industries. In the past, clients have responded, and may respond in the future, to weak economic performance in any region where we operate by reducing their marketing budgets, which are generally discretionary in nature and easier to reduce than other expenses related to operations.

We compete for clients in a highly competitive industry.

The advertising agency business, and other marketing communications and marketing services businesses, are highly competitive. Our agencies and media services must compete with other agencies, and with other providers of creative or media services, to maintain existing client relationships and to obtain new clients. The client's perception of the quality of an agency's “creative product,” our reputation and the agency's reputation are important factors in determining our competitive position in the advertising agency business. An agency's ability to serve clients, particularly large international clients, on a broad geographic basis is also an important competitive consideration. On the other hand, because an agency's principal asset is its people, freedom of entry into the business is almost unlimited and a small agency is, on occasion, able to take all or some portion of a client's account from a much larger competitor.

Some clients require agencies to compete for business periodically in open competitions. We have lost client accounts in the past as a result of such periodic open competitions. To the extent that our clients require us to participate in open competitions to maintain accounts, it increases the risk of losing those accounts.

Our large size may limit our potential for securing new business, because many clients prefer not to be represented by an agency that represents a competitor. Also, clients frequently wish to have different products represented by different agencies. Our ability to attract new clients and to retain existing clients may, in some cases, be limited by clients' policies or perceptions about conflicts of interest. These policies can, in some cases, prevent one agency, or even different agencies under our ownership, from performing similar services for competing products or companies.

If we fail to maintain existing clients or attract new clients, our business would be adversely impacted. In addition, our current financial reporting difficulties could have an adverse impact on clients’ perception of us and on our competitiveness.

Our business could be adversely affected if we lose or fail to attract and retain key employees and management personnel.

Employees, including creative, research, media, account and practice group specialists, and their skills and relationships with clients, are among our most important assets. An important aspect of our competitiveness is our ability to attract and retain key employees and management personnel, including financial personnel.

On June 22, 2005, Robert G. Thompson resigned as our Chief Financial Officer. We expect to announce his replacement during the second half of July. The loss of Mr. Thompson’s services, as well as the loss of continuity associated with his departure, could have an adverse effect on our business, particularly if we are not successful in promptly replacing him with a suitable new chief financial officer.

Compensation for key employees and management personnel is an essential factor in attracting and retaining them, and there can be no assurance that we will offer a level of compensation sufficient to do so. Equity-based compensation, including in the form of options and restricted stock, plays an important role in our compensation of new and existing talent. Until we are current in our financial reporting, our ability to use equity-based compensation to compensate or attract employees and management personnel could be limited. In particular, the ability to exercise outstanding options will be limited, as will negotiated grants of options or restricted stock. Our current financial reporting difficulties could also adversely affect our ability to recruit and retain key personnel.

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If we fail to hire and retain a sufficient number of these key employee and management personnel, we may not be able to compete effectively.

Downgrades of our ratings could adversely affect us.

Our current long-term debt credit ratings are Baa3 with negative outlook, BB- with negative outlook and B+ with negative outlook, as reported by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings, respectively. Although a ratings downgrade by any of the ratings agencies will not trigger an acceleration of any of our indebtedness, a downgrade might adversely affect our ability to access capital and would likely result in more stringent covenants and higher interest rates under the terms of any future indebtedness.

We are subject to certain restrictions and must meet certain minimum financial covenants under our Credit Agreements.

Our Credit Agreements contain covenants that limit our flexibility in a variety of ways and that require us to meet specified financial ratios. These covenants have recently been amended in connection with the waivers we have obtained as a result of our delay in preparing financial statements. At present, the principal restrictions under the Credit Agreements are as follows: (i) the Company is required, through September 30, 2005, to maintain a daily ending balance of $225 million of cash and securities in domestic accounts with its lenders as a condition to borrowing or obtaining additional letters of credit under the Credit Agreements, (ii) the Company may not make cash acquisitions in excess of $7.5 million in the aggregate until September 30, 2005, and thereafter may not make cash acquisitions or investments in excess of $100 million annually, provided that amounts unused in any year may be rolled over to following years, but may not exceed $250 million annually, (iii) the Company may not make certain restricted payments such as dividends except that the Company may pay dividends on its preferred stock and repurchase capital stock in connection with employees’ exercise of options, and after September 30, 2005, may make certain other restricted payments up to an aggregate annual limit and (iv) the Company may not make capital expenditures in excess of $225 million annually, provided that amounts unused in any year up to $50 million may be rolled over to the next year. The Credit Agreements also limit the ability of our domestic subsidiaries to incur additional indebtedness.

Under the 364-Day Credit Agreement and the Three-Year Credit Agreement, we are subject to financial covenants with respect to our interest coverage ratio, debt to EBITDA ratio and minimum EBITDA. We have amended the financial covenants as they apply to year-end 2004 and the first and second quarters of 2005. We will evaluate compliance with the financial covenants for those periods once we publish annual financial statements for 2004 and quarterly financial statements for the first and second quarters of 2005. Beginning with the third quarter of 2005, the financial covenants revert to the levels previously agreed, and there can be no assurance that we will be in compliance with these covenants. We plan to negotiate with lenders so as to be able, by September 30, 2005, to replace the 364-Day Credit Agreement (which will expire on September 30, 2005) with one or more new syndicated credit agreements and to amend or replace the Three-Year Credit Agreement. If we are unable to do so, we may be in breach of these financial covenants and lose access to our credit facilities.

In 2004 and prior years, we recognized substantial impairment charges and increased our deferred tax valuation allowances, and we may be required to record additional charges in the future related to these matters.

We evaluate the realizability of all of our long-lived assets (including goodwill, other intangible assets and fixed assets), investments and deferred tax assets for possible impairment or realizability whenever there is an indication of impairment or lack of realizability. If certain criteria are met, we are required to record an impairment charge or valuation allowance. In the past, we have recorded substantial amounts of goodwill, investment and other impairment charges, and have been required to establish substantial valuation allowances with respect to deferred tax assets and loss carry-forwards. Future events, including our financial performance and strategic decisions we make, could cause us to conclude that further impairment indicators exist and that the asset values associated with intangibles, investments and deferred tax assets may have become impaired. Any resulting impairment loss would have an adverse impact on our reported earnings in the period in which the charge is recognized.

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Any future impairment charge could also adversely affect our financial condition and result in a violation of the financial covenants of our Credit Agreements, which require us and our consolidated subsidiaries to maintain minimum levels of consolidated EBITDA (as defined in such facilities) and established ratios of debt for borrowed money to consolidated EBITDA and consolidated EBITDA to interest expense. A violation of any of these financial covenants could trigger a default under these facilities and adversely affect our liquidity.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the market certain targets and milestones for our financial and operating performance including, but not limited to, the areas of revenue growth, operating expense reduction and operating margin growth. These targets and milestones are intended to provide metrics against which to evaluate our performance, but they should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution you against placing undue reliance on them. See “Special Note Regarding Forward-Looking Statements and Other Factors.”

We may not ultimately realize any cost savings in connection with past restructuring programs.

Although our 2003 restructuring program (aimed at reducing costs through headcount reductions and real estate consolidation) is substantially complete, there is no guarantee that the timing and amount of charges we record, and the savings we ultimately realize, will meet our current expectations.

We are subject to regulations that could restrict our activities or negatively impact our revenues.

Advertising and marketing communications businesses are subject to government regulation, both domestic and foreign. There has been an increasing tendency in the United States on the part of advertisers to resort to the courts and industry and self-regulatory bodies to challenge comparative advertising on the grounds that the advertising is false and deceptive. Through the years, there has been a continuing expansion of specific rules, prohibitions, media restrictions, labeling disclosures and warning requirements with respect to the advertising for certain products. Representatives within government bodies, both domestic and foreign, continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising which, if successful, may have an adverse effect on advertising expenditures and consequently our revenues.

International business risks could adversely affect our operations.

International revenues represent a substantial portion of our total revenues. Our international operations are exposed to risks that affect foreign operations of all kinds, including, for example, local legislation, monetary devaluation, exchange control restrictions and unstable political conditions. These risks may limit our ability to grow our business and effectively manage our operations in those countries. In addition, because a high level of our revenues and expenses is denominated in currencies other than the U.S. dollar, primarily the euro and pound sterling, fluctuations in exchange rates between the U.S. dollar and such currencies materially affect our financial results.

Cautionary Statement

This current report on Form 8-K contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this current report on Form 8-K that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this current report on Form 8-K and our other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting;
•	potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;
•	risks associated with our inability to satisfy covenants under our syndicated credit agreements;
•	our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;
•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
•	risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;
•	potential adverse developments in connection with the ongoing SEC investigation;
•	potential downgrades in the credit ratings of our securities; and
•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in this current report on Form 8-K and our other SEC filings.